                                                                    EXHIBIT 23.8

              Consent of Independent Certified Public Accountants

We have issued our report dated January 16, 1998, accompanying the consolidated financial statements of Lanier Bank & Trust Company for the year ended December 31, 1997, included in the Annual Report on Form 10-K for Premier Bancshares, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statement of Premier Bancshares, Inc. on Form S-8 (File No. 333-0000).

                                            BRICKER & MELTON, P.A.

Duluth, Georgia
June 1, 1999